EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "AGREEMENT") is made as of the 30th day of April, 1997, by and between CADDX-CADDI CONTROLS, INC., a Texas corporation (the "EMPLOYER"), and JOE HURST, an individual resident in Texas (the "EXECUTIVE").

                                    RECITALS

Concurrently with the execution and delivery of this Agreement, ITI TECHNOLOGIES, INC., a Delaware corporation (the "BUYER"), is purchasing from the Executive, Kenneth T. Lewis, James E. Stevens and Kenneth Ryan Lewis (each a "SELLER," collectively, the "SELLERS"), all of the issued shares of stock of the Employer, pursuant to that certain Stock Purchase and Sale Agreement dated April 4, 1997, between the Sellers and the Buyer (the "STOCK PURCHASE Agreement"). The Buyer and the Employer desire the Executive's continued employment with the Employer, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.

"AGREEMENT"--this Employment Agreement, as amended from time to time.

"BASIC COMPENSATION"--Salary and Benefits.

"BENEFITS"--as defined in SECTION 3(a)(ii).

"BOARD OF DIRECTORS"--the board of directors of the Employer.

"CONFIDENTIAL INFORMATION"--any and all:

         (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of Texas common law;

         (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training, techniques and materials, however documented); and

         (c) notes, analyses, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

"DISABILITY"--as defined in SECTION 6(b).

"EFFECTIVE DATE"--the date stated in the first paragraph of this Agreement.

"EMPLOYEE INVENTION"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), and any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based materially upon or uses Confidential Information to any material degree.

"EMPLOYMENT PERIOD"--the term of the Executive's employment under this Agreement.

"FISCAL YEAR"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

"FOR CAUSE"--as defined in SECTION 6(c).

"FOR GOOD REASON"--as defined in SECTION 6(d).

"INCENTIVE COMPENSATION"--as defined in Section 3(b).

"NONCOMPETITION AGREEMENT"--as defined in Section 6(c).

"PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

 "PROPRIETARY ITEMS"--as defined in SECTION 7(b)(i)(4).

"SALARY"--as defined in SECTION 3(a)(i).

2.       EMPLOYMENT TERMS AND DUTIES

         (a) Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         (b) Term. Subject to the provisions of SECTION 6, the term of the Executive's employment under this Agreement will be one (1) year, beginning on the Effective Date and ending on the first anniversary of the Effective Date.

         (c) Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or the Chief Executive Officer, and will initially serve as President and CEO of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer; will use his best efforts to promote the success of the Employer's business; and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this SECTION 2(c), however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.       COMPENSATION

         (a)      Basic Compensation.

                  (i) Salary. The Executive will be paid an annual salary of One Hundred Seventy-Five Thousand and no/100 Dollars ($175,000), subject to adjustment as provided below (the "SALARY"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. Subsequent to the term of employment set forth in SECTION 2(b), the Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than One Hundred Seventy-Five Thousand and no/100 Dollars ($175,000) per year.

                  (ii) Benefits. During the Employment Period and so long as the Executive is employed by the Employer, the Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "BENEFITS").

                  (b) Incentive Compensation. As additional compensation for the services to be rendered by the Executive pursuant to this Agreement (the "INCENTIVE COMPENSATION"), the Executive shall be eligible for discretionary bonus compensation in such amounts as determined from time to time by the Board of Directors.

4.       FACILITIES AND EXPENSES

The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

5.       VACATIONS AND HOLIDAYS

The Executive will be entitled to paid vacation in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or the Chief Executive Officer. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

6.       TERMINATION

         (a) Events of Termination. The Employment Period, the Executive's Basic Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer, will terminate (except as otherwise provided in this SECTION 6):

                  (i) upon the death of the Executive;

                  (ii) upon the disability of the Executive (as defined in SECTION 6(b)) immediately upon notice from either party to the other;

                  (iii) for cause (as defined in SECTION 6(c)) immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

                  (iv) for good reason (as defined in SECTION 6(d)) upon not less than thirty (30) days' prior notice from the Executive to the Employer.

         (b) Definition of Disability. For purposes of SECTION 6(a), the Executive will be deemed to have a "DISABILITY" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period, as determined in accordance with this SECTION 6(b). The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this SECTION 6(b) will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this SECTION 6(b), and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this SECTION 6(b), for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this
         SECTION 6(b).

         (c) Definition of "For Cause." For purposes of SECTION 6(A), the phrase "FOR CAUSE" means: (i) the Executive's material breach of this Agreement or the Noncompetition Agreement entered into on the date hereof between the Buyer and the Executive (the "NONCOMPETITION AGREEMENT"); (ii) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten- (10) day period preceding termination of this Agreement); (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (iv) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         (d) Definition of "For Good Reason." For purposes of SECTION 6(a), the phrase "FOR GOOD REASON" means any of the following: (i) the Employer's material breach of this Agreement; (ii) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (iii) the relocation of the Employer's principal executive offices outside the Longview/Tyler area; or (iv) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent.

         (e) Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this SECTION 6(e), and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer under this Agreement. For purposes of this SECTION 6(e), the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                  (i) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive: (x) the Executive's Salary for the remainder of the term of employment set forth in
                  SECTION 2(b) or for six (6) consecutive calendar months following such termination, whichever period is longer; and
                  (y) that portion of the Executive's Incentive Compensation, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination. Notwithstanding the preceding sentence, if the Executive obtains other employment prior to expiration of the period for which the Employer is obligated to pay the Executive's Salary pursuant to the preceding sentence, he must promptly give notice thereof to the Employer, and the Salary payments under this Agreement for any period after the Executive obtains other employment will be reduced by the amount of the cash compensation received and to be received by the Executive from the Executive's other employment for services performed during such period.

                  (ii) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

                  (iii) Termination Upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under SECTION 6(b), the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective, and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year during which such termination is effective, prorated through the date of termination.

                  (iv) Termination Upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the

                  Executive's Incentive Compensation, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

                  (v) Termination After Expiration of Term of Employment. If Executive's employment is terminated by the Employer following the term of employment set forth in SECTION 2(b), other than "for cause," the Employer will pay the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective and for six (6) consecutive calendar months thereafter.

                  (vi) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this
                  SECTION 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the effective date the notice of termination is given under this Agreement.

7.       NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         (a) Acknowledgments by the Executive. The Executive acknowledges that:
         (i) during his employment with the Employer and as a part of his employment, the Executive will be afforded access to Confidential Information; (ii) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (iii) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (iv) the Buyer has required that the Executive make the covenants in this SECTION 7 as a condition to its purchase of the Employer's stock; and (v) the provisions of this SECTION 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         (b) Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         (i)      Confidentiality.

                  1) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement or as required by any court of competent jurisdiction or any governmental or regulatory body.

                  2) Any trade secrets of the Employer will be entitled to all of the protections and benefits under Texas common law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret.

                  3) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                  4) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "PROPRIETARY ITEMS"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         (ii)     Employee Inventions.

                  1) Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, semiconductor mask protection, or other intellectual property rights pertaining thereto. If it is determined that any such Employee Inventions are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, semiconductor mask protection, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                           a. disclose to the Employer in writing any Employee Invention;

                           b. assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                           c. execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                           d. sign all other papers necessary to carry out the above obligations; and

                           e. give testimony and render any other assistance, but without expense to the Executive, in support of the Employer' s rights to any Employee Invention, other than in connection with a dispute between the Executive and the Employer.

(c) Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.       NONCOMPETITION AND NON-INTERFERENCE

         (a) Acknowledgments by the Executive. The Executive acknowledges that:
         (i) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character;
         (ii) the Employer's business is international in scope and its products are marketed throughout the world; (iii) the Employer competes with other businesses that are or could be located in any part of the world;
         (iv) the Buyer has required that the Executive make the covenants set forth in this SECTION 8 as a condition to the Buyer's purchase of the Executive's stock in the Employer; and (v) the provisions of this
         SECTION 8 are reasonable and necessary to protect the Employer's business.

         (b) Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

                  (i) during the Employment Period, except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete with the products or activities of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
                  Section 12(g) of the Securities Exchange Act of 1934;

                  (ii) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

                  (iii) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

                  (iv) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         If any covenant in this SECTION 8(b) is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this SECTION 8(b) will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this SECTION 8(b) is in effect, give notice to the Employer, within ten (10) days after accepting any other employment, of the identity of the Executive's employer. The Buyer or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.       GENERAL PROVISIONS

         (a) Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of SECTIONS 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. Without limiting the Employer's rights under this SECTION 9 or any other remedies of the Employer, if the Executive materially breaches any of the material provisions of SECTIONS 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive solely under this Agreement.

         (b) Covenants of SECTIONS 7 and 8 are Essential and Independent Covenants. The covenants by the Executive in SECTIONS 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Buyer would not have purchased the Executive's stock under the Stock Purchase Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in SECTIONS 7 and 8.

         (c) Offset. The Employer will be entitled to offset against any and all amounts owing to the Executive under this Agreement the amount of any and all claims that the Buyer has against the Executive under the Stock Purchase Agreement or the Noncompetition Agreement to the extent such claims have been proven by Buyer in a court of competent jurisdiction.

         (d) Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         (e) Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         (f) Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         (g) Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         (h) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  IF TO EMPLOYER:

                  CADDX-CADDI Controls, Inc.
                  1420 North Main Street
                  Gladewater, Texas 75647
                  Attention:  President
                  Facsimile No.:  (903) 845-6811

                  With a copy to:

                  ITI Technologies, Inc.
                  2266 North Second Street
                  North St. Paul, Minnesota 55109
                  Attention:  General Counsel
                  Facsimile No.:  (612) 779-4802

                  IF TO THE EXECUTIVE:

                  CADDX-CADDI Controls, Inc.
                  1420 North Main Street
                  Gladewater, Texas 75647
                  Attention:  Joe Hurst
                  Facsimile No.:  (903) 845-6811

                  With a copy to:

                  Brown McCarroll & Oaks Hartline
                  P.O. Box 3999
                  Longview, Texas
                  Attention:  Mitch Motley, Esq.
                  Facsimile No.:  (309) 236-8787


         (i) Entire Agreement; Amendments. This Agreement, the Noncompetition Agreement, the Stock Purchase Agreement, and the documents executed in connection with the Stock Purchase Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         (j) Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         (k) Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Gregg, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         (l) Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         (m) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EMPLOYER:                                              EXECUTIVE:

CADDX-CADDI CONTROLS, INC.
                                                       /s/  Joe Hurst
                                                       -------------------------
                                                       Joe Hurst, Individually
By:      /s/  James E. Stevens
         --------------------------------
         James E. Stevens, Vice President
         Engineering and Secretary